EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-68929 and 333-64242 of Staff Leasing, Inc. on Form S-8 of our report dated February 22, 2002, appearing in this Annual Report on Form 10-K of Staff Leasing, Inc. for the year ended December 31, 2001.

Deloitte & Touche LLP

Tampa, Florida
March 28, 2002